Exhibit 23
Consent of Independent Registered Public Accounting Firm
The Board of Directors
Brinker International, Inc.:
We consent to the incorporation by reference in the registration statements (Nos. 033-56491, 333-02201, 333-93755, 333-42224, 333-105720, 333-125289, 333-157050, and 333-201929) on Form S-8, registration statements (Nos. 333-74902 and 333-188252) on Form S-3, and registration statement (No. 333-116879) on Form S-4 of Brinker International, Inc. of our reports dated August 27, 2018, with respect to the consolidated balance sheets of Brinker International, Inc. and subsidiaries as of June 27, 2018 and June 28, 2017, and the related consolidated statements of comprehensive income, shareholders’ deficit, and cash flows for each of the years in the three-year period ended June 27, 2018, and the related notes (collectively, the consolidated financial statements), and the effectiveness of internal control over financial reporting as of June 27, 2018, which reports appear in the June 27, 2018 annual report on Form 10‑K of Brinker International, Inc.

/s/ KPMG LLP
Dallas, Texas
August 27, 2018